UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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☒	Definitive Proxy Statement
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☐	Soliciting Material under Sec.240.14a-12

CARRIER GLOBAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment to Schedule 14A (this “Amendment”) is being filed to amend the definitive proxy statement of Carrier Global Corporation (the “Company”) for the Company’s 2021 Annual Meeting of Shareowners (the “Proxy Statement”), which Proxy Statement was filed with the Securities and Exchange Commission on March 8, 2021. This Amendment corrects the following in the Compensation Discussion and Analysis section of the Proxy Statement:  (i) a scrivener’s error in the chart depicting the Company’s final determination of the 2020 Annual Bonus Plan payout factor, which resulted in an understatement of the maximum payout percentage and the maximum payout performance goal applicable to the Free Cash Flow metric; and (ii) scrivener’s errors relating to the placement of two decimal points, which resulted in an overstatement of the annual base salary of David Gitlin, our President & Chief Executive Officer, and of the target 2021 annual equity award opportunity of Patrick Goris, our Senior Vice President & Chief Financial Officer.

Except as specifically discussed in this Explanatory Note, this Amendment does not otherwise modify or update any other disclosures presented in the Proxy Statement.  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

The table under the heading “Final Determination of the 2020 Annual Bonus Plan Payout Factor” on page 36 of the Proxy Statement is hereby deleted and replaced with the table set forth below, to reflect a maximum payout percentage of 200% rather than 150% and a maximum payout performance goal with respect to the Free Cash Flow metric of $1,568 million rather than $1,468 million.

The text of the second sentence of the second paragraph under the heading “2020 CEO and NEO Compensation Changes” on page 42 of the Proxy Statement is amended and restated as marked below to reflect an increase in base salary to $1.2 million rather than $12 million:

This included an increase in base salary to $1.2 million, a target bonus opportunity increase to 150% of base salary, and a Long-Term Incentive target award increase to $8 million.

The text of the second sentence under the heading “Offer Letter to Patrick Goris, Retirement of Timothy Mclevish” on page 46 of the Proxy Statement is amended and restated as marked below to reflect a target 2021 annual equity award opportunity of $2.6 million rather than $26 million:

The offer letter provides for an annual compensation package consisting of a base salary of $700,000, a target bonus compensation award of 100% of base salary and a target 2021 annual equity award opportunity of $2.6 million.